NYSE MKT Equities Exchange Symbol - UEC

Uranium Energy Corp Closes $26 Million Public Offering

Corpus Christi TX, January 20, 2017 - Uranium Energy Corp. (NYSE MKT: UEC; "UEC" or the "Company") is pleased to announce that it has closed its previously announced public offering of 17,330,836 units of the Company (each, a "Unit"), at a price of $1.50 per Unit, for gross proceeds of approximately $26 million (the "Offering"). Each Unit is comprised of one common share of the Company (each, a "Share") and one-half of one common share purchase warrant (each whole warrant, a "Warrant"). Each Warrant will entitle its holder to acquire one common share (each, a "Warrant Share") at an exercise price of $2.00 per Warrant Share, exercisable six months following the closing of the Offering and expiring on the third anniversary following the closing of the Offering.

The net proceeds of the Offering will be used to fund exploration and development expenditures at the Company's projects and for general corporate and working capital purposes.

Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC, and Haywood Securities Inc., acted as joint book-running managers in connection with the Offering, and Dundee Capital Partners and Sprott Private Wealth LP acted as co-managers.

A "shelf" registration statement relating to the shares of common stock and warrants issued in the Offering was filed in both in the United States with the Securities and Exchange Commission (the "SEC") and declared effective by the SEC on January 10, 2014 and in Canada. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

A final prospectus supplement and accompanying prospectus describing the terms of this Offering was filed in both the United States and in Canada. Copies of the final prospectus supplements and the accompanying prospectus relating to the Offering may be obtained from Rodman & Renshaw, a unit of H.C. Wainwright & Co., via email at placements@hcwco.com, and in Canada from Haywood Securities Inc. at ecm@haywood.com. Electronic copies of the final prospectus supplements and accompanying prospectus are also available on the SEC's website at http://www.sec.gov or by visiting the Company's profile on SEDAR at www.sedar.com.

About Uranium Energy Corp

Uranium Energy Corp is a U.S.-based uranium mining and exploration company. The Company's fully-licensed Hobson processing facility is central to all of its projects in South Texas, including the Palangana ISR mine, the permitted Goliad ISR project and the development-stage Burke Hollow ISR project. Additionally, the Company controls a pipeline of advanced-stage projects in Arizona, Colorado and Paraguay. The Company's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact Uranium Energy Corp Investor Relations at:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE MKT: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.